EXHIBIT 32.2

STATEMENT OF THE CHIEF FINANCIAL OFFICER
OF KNOLOGY, INC.
PURSUANT TO 18 U.S.C. § 1350
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002

     The undersigned hereby certifies in his capacity as an officer of Knology, Inc. (the “Company”) that, to his knowledge, this annual report on Form 10-K for the period ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (this “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 31, 2005

/s/ Robert K. Mills

Robert K. Mills
Chief Financial Officer